Exhibit 23.3



                   CONSENT OF DERRICK, STUBBS & STITH, L.L.P.



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18899) pertaining to the Outside Directors Stock Option Plan of Specialty Teleconstructors, Inc. of our reports dated December 9, 1997, with respect to the balance sheets of Kline Iron & Steel Co., Inc. as of September 30, 1997 and 1996, and the related statements of income, retained earnings and cash flows for the years then ended, each included in this Report on Form 8-K/A.



                                             DERRICK, STUBBS & STITH, L.L.P.

July 2, 1998